Exhibit 10.3

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”) is made by and between Caesars Acquisition Company, a Delaware corporation (the “Corporation”), and Mark P. Frissora (“Participant”) on the date set forth on the final page of this Agreement (the “Date of Grant”). Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Caesars Acquisition Company 2014 Performance Incentive Plan (the “Plan”).
WHEREAS, the Corporation has adopted the Plan, pursuant to which restricted stock units may be granted;
WHEREAS, the Corporation, by virtue of an amendment thereto dated as of the date hereof, is a party (for certain purposes specified therein) to that certain employment agreement, dated as of February 5, 2015, between Participant, Caesars Entertainment Corporation, a Delaware corporation (“CEC”) and Caesars Enterprise Services, LLC (such agreement as so amended, the “Employment Agreement”);
WHEREAS, pursuant to Section 5.1 of the Employment Agreement, Participant shall, among other matters, provide strategic advisory consulting (the “Consulting Services”) services to the Corporation with respect to the operations of the properties owned by, and the investment and growth strategies of, Caesars Growth Partners, LLC, a Delaware limited liability company and joint venture of the Corporation (“CGP”);
WHEREAS, as consideration for such Consulting Services, the Corporation has agreed to grant to Participant restricted stock units under the Plan in accordance with the provisions of Section 5.1of the Employment Agreement; and
WHEREAS, the Administrator has determined that it is in the best interests of the Corporation and its stockholders to grant the RSUs (as defined below) provided for herein to Participant subject to the terms set forth herein.
NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.Grant of Restricted Stock Units.
(a)
    Grant. The Corporation hereby grants to Participant on the Date of Grant the number of Restricted Stock Units set forth on the final page of this Agreement (the “RSUs”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan and the Employment Agreement. Each RSU represents the right to receive payment in respect of one share of Common Stock of the Corporation (a “Share”) as of the Settlement Date (as defined below), subject to the terms of this Agreement, the Plan and the Employment Agreement. The RSUs are subject to the restrictions described herein, including forfeiture under the circumstances described in Section 4 hereof. The RSUs shall vest and become nonforfeitable in accordance with Section 2 and Section 4 hereof.

(b)
    Incorporation by Reference, etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Administrator from time to time pursuant to the Plan. The Administrator shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decisions shall be binding and conclusive upon Participant and his or her legal representative in respect of any questions arising under the Plan or this Agreement. Notwithstanding the foregoing, “Cause” shall only exist with respect to Participant if it has been determined to exist pursuant to the Employment Agreement.
(c)
    Acceptance of Agreement. In order to accept this Agreement, Participant must indicate acceptance of the RSUs and acknowledgment that the terms of the Plan and this Agreement have been read and understood by signing and returning a copy of this Agreement as instructed by the Corporation. By accepting this Agreement, Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules (which consent may be revoked in writing by Participant at any time upon three business days’ notice to the Corporation, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to Participant).
2.
    Vesting. The RSUs shall become vested on the dates set forth on the final page of this Agreement, subject to Participant’s continued employment with CEC or one of its Subsidiaries (except as otherwise provided herein or in the Employment Agreement). Upon vesting and settlement, the RSUs shall no longer be subject to the transfer restrictions pursuant to Section 7(a) hereof. If the Employment Agreement is terminated pursuant to Section 8 thereof, then the RSUs that are unvested as of the date of such termination, shall immediately be forfeited and canceled. Subject to any vesting pursuant to Section 4(b), if the Employment Agreement and/or Participant’s employment thereunder is terminated pursuant to (i) Section 7.1 thereof, then Participant shall be entitled to one year of additional vesting of the RSUs in accordance with and to the extent provided by Section 5.1 of the Employment Agreement, subject to satisfaction of the “Release Condition” as defined in the Employment Agreement, (ii) Section 9 thereof, then Participant shall be entitled to one year of additional vesting of the RSUs in accordance with and to the extent provided by Section 5.1 of the Employment Agreement, or (iii) Section 10 thereof, then Participant shall be entitled to one year of additional vesting of the RSUs in accordance with and to the extent provided by Section 5.1 of the Employment Agreement, subject to satisfaction of the Release Condition.
3.
    Settlement. The obligation to make payments and distributions with respect to RSUs shall be satisfied through the issuance of one Share for each vested RSU (the “Settlement”), and the Settlement of the RSUs may be subject to such conditions, restrictions and contingencies as the Administrator shall determine. The RSUs shall be settled as soon as practicable after the RSUs vest, but in no event later than March 15 of the year following the calendar year in which the RSUs vested (as applicable, the “Settlement Date”); provided, however, that any RSUs that vest subject to satisfaction of the Release Condition (as provided by Section 5.1 of the Employment Agreement) shall be settled in accordance with the foregoing provisions but no earlier than the date the Release Condition is satisfied; provided that if (i) the 60 day period during which Participant may satisfy the Release Condition begins in one calendar year and ends in the following calendar year and (ii) Participant satisfies the Release Condition in the first calendar year, such RSUs shall be settled in accordance with the foregoing provisions no earlier than the first business day of the Company in the second calendar year and no later than the third business day of the Company in the second calendar year. Notwithstanding the foregoing, the Settlement Date set forth in this Section 3 has been specified for the purpose of causing the RSUs to be exempt from the provisions of Section 409A of the Code to the extent permissible.
4.
    Adjustments; Acceleration.
(a)
    Adjustments. In the event of any change in the outstanding Shares of Common Stock of the Corporation by reason of a recapitalization, reclassification, reorganization, stock split, reverse stock split, combination of Shares, stock dividend, extraordinary dividend distribution or other transaction set forth in Section 7.1 of the Plan or similar transaction, the Administrator shall adjust, in a manner deemed equitable by the Administrator in accordance with the terms of Plan, in its sole discretion, the number of RSUs held by Participant under this Agreement.
(b)
    Acceleration of Vesting. In the event of a transaction described in Section 7.2 of the Plan, the Administrator shall cause the vesting date of the RSUs to accelerate in accordance with the requirements of Section 7.2 of the Plan; provided that if the Administrator provides for the assumption, substitution, exchange or other continuation or settlement of the RSUs in connection with any such transaction, and the terms and conditions of such assumption, substitution, exchange or other continuation or settlement of the RSUs fail to preserve the economic value of the RSUs and all material rights of Executive hereunder as in effect immediately prior to such transaction, then, notwithstanding anything in Section 7.2 of the Plan to the contrary, the RSUs shall immediately vest and be settled. Participant’s rights under this Section 4(b) shall be in addition to, and not in lieu of, any rights set forth in the certain Agreement and Plan of Merger, dated December 21, 2014, by and between the Corporation and CEC.
5.
    No Rights as a Stockholder. Except as set forth in the Plan, neither Participant nor any person claiming through Participant shall be, or have any rights or privileges of, a stockholder of the Corporation in respect of Shares issuable pursuant to RSUs granted hereunder until the Shares have been delivered to Participant.

6.
    Compliance with Legal Requirements.
(a)
    Generally. The granting and settlement of the RSUs, and any other obligations of the Corporation under this Agreement, shall be subject to all applicable federal, provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Administrator shall have the right to impose such restrictions or delay the settlement of the RSUs as it deems necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which the Shares are then listed or traded, and/or any blue sky or state securities laws applicable to the Shares; provided that any settlement shall be delayed only until the earliest date on which settlement would not be so prohibited. Participant agrees to take all steps the Administrator or the Corporation determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement.
(b)
    Tax Withholding. It is expressly understood that Participant has acted as an independent contractor for the Corporation and that the Corporation will be required to report the compensation delivered under this Agreement to the Internal Revenue Service (the “IRS”), that Participant will be responsible for Participant’s tax liability, if any, and that the Corporation will prepare or cause to be prepared an IRS Form 1099 on behalf of Participant. If at any time the Corporation is required to withhold tax on account of the RSUs, the Corporation will require Participant to pay such withholding to the Corporation in cash upon demand.
7.
    Miscellaneous.
(a)
    Transferability. The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order if approved or ratified by the Administrator, to a family limited partnership, to a family limited liability company or as otherwise permitted under Section 5.7.2 or 5.7.3 of the Plan.
(b)
    Waiver. Any right of the Corporation contained in this Agreement may be waived in writing by the Administrator. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(c)
    Section 409A. The RSUs are intended to be exempt from or to comply with Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause Participant to incur any tax, interest or penalties under Section 409A of the Code, the Administrator may, in its sole discretion and without Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to Participant of the applicable provision without materially increasing the cost to the Corporation or contravening the provisions of Section 409A of the Code. This Section 8(c) does not create an obligation on the part of the Corporation to modify the Plan or this Agreement and does not guarantee that the RSUs will not be subject to interest and penalties under Section 409A.
(d)
    Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to Participant, at Participant’s address indicated by the Corporation’s records, or if to the Corporation, to the Corporation’s principal business office.
(e)
    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(f)
    No Rights to Employment or Service. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, if applicable, in any position, as an employee, advisor or consultant of the Corporation , CEC or their respective subsidiaries or affiliates or shall interfere with or restrict in any way the right of the Corporation , CEC or their respective subsidiaries or affiliates, which are hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.
(g)
    No Rights to Award. The grant to Participant of the RSUs pursuant to this Agreement shall not give Participant any claim or rights to be granted any future award or additional awards under the Plan, subject to any express contractual rights (set forth in a document other than the Plan and this Agreement) to the contrary.
(h)
    Fractional Shares. No fractional Shares shall be delivered under this Agreement. In lieu of issuing a fraction of a Share in settlement of vested RSUs, the Corporation shall be entitled to pay to Participant an amount in cash equal to the fair market value (as defined in the Plan) of such fractional Share.
(i)
    Beneficiary. Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no validly designated beneficiary survives Participant, Participant’s estate shall be deemed to be Participant’s beneficiary.
(j)
    Bound by Plan. By signing this Agreement, Participant acknowledges that Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.
(k)
    Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.
(l)
    Entire Agreement. This Agreement, the Plan and the Employment Agreement contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 8.6.4 of the Plan.
(m)
    Governing Law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
(n)
    Captions. The captions and headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation and Participant have executed this Agreement as set forth below.
CAESARS ACQUISITION COMPANY

By: /s/ Mitch Garber_________________
Name: Mitch Garber
Title: CEO

Agreed to and Accepted by:

Participant	/s/ Mark Frissora

Date of Grant:	June 29, 2016

Number of RSUs	272,976

Vesting Schedule:	Three equal installments of 90,992 on each of June 29, 2017, June 29, 2018 and June 29, 2019.